UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2007

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Douglas Drive Sanford, North Carolina	27330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 774-6700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2007, the compensation and organization committee of the board of directors of The Pantry, Inc. (the “Company”) approved two forms of award agreement under the Company’s 2007 Omnibus Plan (the “Plan”), one for awarding nonqualified stock options to employees (the “Form of NSO Award”) and one for awarding restricted stock to employees (the “Form of Restricted Stock Award”).

Options granted pursuant to the Form of NSO Award generally will have a seven year life and will vest in three equal, annual installments. A copy of the Form of NSO Award is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Restricted stock granted pursuant to the Form of Restricted Stock Award will have restrictions that lapse generally in three equal, annual installments. A copy of the Form of Restricted Stock Award is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The terms of the Plan are described generally in the section entitled “Proposal 2: Approval of The Pantry, Inc. 2007 Omnibus Plan” of the Company’s definitive proxy statement for the Company’s 2007 annual meeting, filed with the Securities and Exchange Commission (“SEC”) on January 26, 2007, and a copy of the Plan is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 3, 2007.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of NSO Award Agreement (Awarding Nonqualified Stock Option to Employee)

10.2	Form of Restricted Stock Award Agreement (Awarding Restricted Stock to Employee)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Frank G. Paci
Frank G. Paci
Sr. Vice President – Finance, Chief Financial Officer and Secretary

Date: November 5, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Form of NSO Award Agreement (Awarding Nonqualified Stock Option to Employee)

10.2	Form of Restricted Stock Award Agreement (Awarding Restricted Stock to Employee)